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                                                                      EXHIBIT 99
FOR IMMEDIATE RELEASE

CONTACT: Gerry Wisz, SS&C - 201-280-2816 (press)
         Peg Berry, SS&C -- 860-298-4551 (investors)


         SS&C Technologies Acquires HedgeWare, Inc., Widens Reach into
          Hedge Fund, Family Wealth and Investment Advisory Community


Windsor, CT, March 11, 1999 - SS&C Technologies, Inc. (Nasdaq: SSNC) announced today that it has acquired Mount Kisco, NY-based HedgeWare, Inc., a provider of portfolio, financial partnership, and tax accounting software to hedge fund managers and traders. Closely held HedgeWare was acquired in exchange for 685,683 shares of SS&C common stock in a merger transaction that will be accounted for as a pooling of interests.

     With a substantial client base among hedge fund managers and family wealth offices already using SS&C's Total Returna and CAMRA 2000a asset management and accounting products, SS&C intends to boost its servicing in these markets with the acquisition. "HedgeWare's equities processing strengths, in conjunction with Total Return's powerful multi-asset and multi-currency capabilities, positions SS&C as the premier provider to the diverse business needs of this growing asset management community," said Bill Stone, SS&C Chairman and CEO. "This also is another step in providing `straight-thru processing,'" Stone added.
"HedgeWare's solutions complement SS&C's CAMRA 2000a and Antares 2000a systems, which together will provide superior service tools across virtually all markets and investments across a firm's enterprise."

     Mount Kisco, NY-based HedgeWare, Inc. (www.hedgeware.com) develops and
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markets software used by active hedge fund managers to track and calculate their positions in numerous instrument types, and also runs a service bureau for its clients. Its AdvisorWare product provides registered investment advisors with a complete set of tools

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for enterprise-wide portfolio management, accounting, research, and operational support. In connection with the merger, HedgeWare President Michael J. Lazarcheck will become a Senior Vice President of SS&C's Asset Management Unit under a multi-year employment agreement, focusing on the AdvisorWare product line.

     "We are very excited to become a part of the SS&C family," said Mr. Lazarcheck. "SS&C's people, products, and commitment to the investment community--including the hedge fund and family wealth markets--makes it the optimal company to acquire HedgeWare. We are looking forward to leveraging HedgeWare's products and services with SS&C's expertise and financial strength."

     About SS&C Technologies

With offices in the U.S., Canada, Europe, and Asia, SS&C Technologies, Inc. is a leading provider of financial software solutions, services, and expertise to asset managers worldwide. SS&C primarily targets its products and services to large-scale, sophisticated investment enterprises that use the trading, accounting, reporting, and analysis solutions to manage, in aggregate, over $2 trillion in assets. Additional company information is located on the World Wide Web at www.ssctech.com.

     This press release includes a number of forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of SS&C and members of its management as well as the assumptions on which such statements are based, and reflect SS&C's current views with respect to future events and financial performance. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from historical results or those anticipated. Important factors currently known to management that could cause actual results to differ materially from those in forward looking statements include integration of the recently acquired business and adverse developments with respect to the Company's domestic or foreign operations, and such factors listed in SS&C's filings with the Securities and Exchange Commission, including the Registration Statement on Form S-3 (No. 333-57469), which was originally filed on June 23, 1998.

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